Exhibit 10.1

FORM VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is entered into as of October 14, 2025, by and among Fair Holdings, Inc., a Delaware corporation (“Parent”), Rapid Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), [●], a [●] (“Stockholder”), and TrueCar, Inc., a Delaware corporation (the “Company”).

RECITALS

A.            Stockholder is [a holder of record and] the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain shares of common stock, par value of $0.0001 per share, of the Company (the “Company Stock”).

B.            Parent, Merger Subsidiary and the Company are entering into an Agreement and Plan of Merger, dated on or about the date hereof (the “Merger Agreement”), which provides for, among other things, the merger of Merger Subsidiary with and into the Company, with the Company continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement.

C.            The Company’s Board of Directors has unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved the execution, delivery and performance by the Company of the Merger Agreement, this Agreement and the other Support Agreements, and the consummation of the Transactions; (iii) declared advisable the Merger Agreement and the Transactions on the terms and subject to the conditions set forth in the Merger Agreement; and (iv) resolved to recommend that the Company’s stockholders vote to approve and adopt the Merger Agreement and the Transactions, including the Merger; and (v) directed that the Merger Agreement be submitted to the Company’s stockholders for their approval.

D.            As a condition to the willingness of Parent and Merger Subsidiary to enter into the Merger Agreement and as an inducement in consideration therefor, Stockholder has agreed to enter into this Agreement and vote Stockholder’s Subject Securities (as defined below) as described herein.

AGREEMENT

The parties to this Agreement, intending to be legally bound, hereby agree as follows:

SECTION 1.    CERTAIN DEFINITIONS

For purposes of this Agreement:

(a)            Capitalized terms used but not defined herein shall have the respective meanings assigned to those terms in the Merger Agreement.

(b)            “Expiration Date” means the earliest to occur, without any notice or other action by any Person, of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the date of any material modification, waiver or amendment to any provision of the Merger Agreement that the Stockholder does not consent to that reduces the amount or, changes the form of, consideration payable to the Stockholder pursuant to the Merger Agreement as in effect on the date hereof, or (iii) the Effective Time.

(c)            Stockholder is deemed to “Own” (or to “Beneficially Own”) or to have acquired “Ownership” (or “Beneficial Ownership”) of a security if Stockholder (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(d)            “Subject Securities” means (i) all Company Stock Owned by Stockholder as of the date hereof and (ii) all additional Company Stock of which Stockholder acquires Ownership during the Support Period. For the avoidance of doubt, Company Options, Company RSUs, and Company PSUs Beneficially Owned by Stockholder shall not be considered Subject Securities, and Company Stock issued upon the exercise or vesting of a Company Option, Company RSU, and Company PSU during the Support Period shall be Subject Securities.

(e)            “Support Period” means the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date.

(f)            A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, gifts, hedges, encumbers, grants a Lien on or an option to purchase with respect to, enters into any derivative arrangement with respect thereto, transfers or disposes of such security or any interest in such security or right therein to any Person other than Parent or Merger Subsidiary; (ii) enters into an agreement or commitment contemplating a transaction specified in clause (i); or (iii) reduces such Person’s Beneficial Ownership of or interest in or risk relating to such security or enters into a derivative arrangement with respect to such security.

SECTION 2.    TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1           Restriction on Transfer of Subject Securities. Subject to Section 2.3 below, during the Support Period, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected. Without limiting the generality of the foregoing, during the Support Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer.

2.2           Restriction on Transfer of Voting Rights. During the Support Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited or otherwise transferred into a voting trust or any voting agreement or arrangement is entered into with respect to the Subject Securities (other than this Agreement); (b) no proxy, power-of-attorney, consent right or other authorization is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities except as contemplated by this Agreement; and (c) no action is taken or permitted that would in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or otherwise make any representation or warranty of Stockholder herein untrue or incorrect.

2.3           Permitted Transfers. Section 2.1 above shall not prohibit a Transfer of Subject Securities by Stockholder: (a) if Stockholder is an individual (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or otherwise for estate planning purposes, or (ii) by will or under Applicable Laws of intestacy upon the death of Stockholder; (b) if such Transfers do not involve a change in Beneficial Ownership; (c) if Stockholder is a trust, to any beneficiary of Stockholder or the estate of any such beneficiary; (d) by operation of Applicable Law or to a charitable organization qualified under Section 501(c)(3) of the Code; (e) by exercise of a Company Option (including a net or cashless exercise of such Company Option to purchase Company Stock); or (f) to the Company to cover Tax withholding obligations of Stockholder in connection with any exercise of Company Options or vesting of any Company RSUs or Company PSUs, provided that, in the case of clause (e) and (f) of this subsection, the underlying Subject Securities shall continue to be subject to the restrictions on Transfer set forth in this Agreement; provided, however, that a Transfer referred to in clauses (a) through (d) of this sentence shall be permitted only if (A) all of the representations and warranties in this Agreement with respect to Stockholder would be true and correct upon such Transfer, (B) as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent and the Company, to be bound by all of the terms of this Agreement, and (C) such Transfer occurs no later than three (3) Business Days prior to the Expiration Date.

SECTION 3.    VOTING OF COMPANY Stock

3.1           Voting Covenant. During the Support Period, Stockholder hereby irrevocably and unconditionally agrees that, at any annual or special meeting of the stockholders of the Company, including the Company Stockholder Meeting, however called, including any adjournment or postponement thereof, Stockholder shall, in each case to the fullest extent that such Subject Securities are entitled to be voted therein: (1) appear at each such meeting or otherwise cause all such Subject Securities to be counted as present thereat for purposes of determining a quorum; and (2) be present (in person or by proxy) and vote (or cause to be voted) with respect to all of the Subject Securities, and unless otherwise directed in writing by Parent:

(a)            in favor of: (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof; (ii) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Merger Agreement, the Merger and any other matters necessary to effect the Merger; (iii) each of the other transactions contemplated by the Merger Agreement; and (iv) any other transaction pursuant to which Parent or any Subsidiary thereof proposes to acquire the Company in which the stockholders of the Company would receive aggregate consideration per share equal to or greater than the consideration to be received by stockholders of the Company in the Merger;

(b)            against any action or agreement which is intended or would reasonably be expected to impede, delay, postpone, interfere with, nullify, prevent or adversely affect, in each case in any material respect, the Merger or this Agreement, including (i) any other extraordinary corporate transaction, including any Acquisition Proposal made by any Person other than Parent and Merger Subsidiary, (ii) any amendment to the certificate of incorporation or bylaws of the Company, (iii) any material change to the capitalization of the Company, (iv) any change in a majority of the directors of the Company’s Board of Directors and (v) any action, proposal, or agreement that would reasonably be expected to result in the breach of any covenant, representation or warranty or any other obligation or agreement under the Merger Agreement or this Agreement; and

(c)            against any Alternative Acquisition Agreement and any action in furtherance of any Alternative Acquisition Agreement.

During the Support Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions with respect to the Subject Securities in a manner inconsistent with this Section 3.1.

3.2           Grant of Proxy. At all times during the Support Period, Stockholder hereby grants to Parent (and any designee of Parent) a proxy (and appoints Parent or any such designee of Parent as its attorney-in-fact) to appear, cause to be counted, vote, and to exercise all voting and consent rights of Stockholder with respect to, the Subject Securities (including, without limitation, the power to execute and deliver written consents) in accordance with, and solely with respect to, Section 3.1 at any meeting of stockholders of the Company (whether annual, special or otherwise and whether or not an adjourned or postponed meeting) at which any of the transactions, actions or proposals contemplated by Section 3.1 are or will be considered and in every written consent in lieu of such meeting. The foregoing proxy is limited solely to the voting of Stockholder’s Subject Securities or taking other actions with respect thereto solely in order to cause Stockholder to perform the covenants set forth in Section 3.1 if and to the extent that Stockholder otherwise fails to do so. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of Stockholder, as applicable) during the Support Period and shall not be terminated by operation of Applicable Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 7.11. Stockholder authorizes Parent to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the secretary of Parent. Stockholder hereby affirms that the proxy set forth in this Section 3.2 is given in connection with and granted in consideration of Parent entering into the Merger Agreement and that such proxy is given to secure the obligations of Stockholder under Section 3.1.

3.3           Further Assurances. Stockholder shall not, and shall not permit any of its Affiliates to, enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder.

SECTION 4.    WAIVER OF APPRAISAL RIGHTS

4.1           Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, on its own behalf or on behalf of any other holder of Company Stock, any rights of appraisal under Section 262 of the DGCL, any dissenters’ rights or any similar rights relating to the Merger that Stockholder may have by virtue of, or with respect to, any Subject Securities.

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to each of Parent and Merger Subsidiary as follows:

5.1           Authorization, etc. Stockholder has the authority and legal capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by Stockholder and, assuming due authorization, execution and delivery by Parent and Merger Subsidiary, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction in which it was organized. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction in which it was organized. If Stockholder is an individual and is married, and any of the Subject Securities constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by Stockholder’s spouse and, assuming due authorization, execution and delivery by Parent and Merger Subsidiary, is enforceable against Stockholder’s spouse in accordance with its terms, except as enforcement thereof may be limited by (x) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (y) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.2           No Conflicts or Consents.

(a)            The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not: (a) assuming the compliance of each of the Company, Parent and Merger Subsidiary, with all applicable Antitrust Laws, conflict with or violate any Applicable Law applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound; (b) if Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of Stockholder; or (c) result in or constitute (with or without notice or lapse of time) any material breach of or material default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s Affiliates or properties is or may be bound or affected, except, in each case, for any conflict, violation, breach, default or right which would not adversely affect in any material respect the ability of Stockholder to perform its obligations hereunder.

(b)            Assuming the compliance of each of the Company, Parent and Merger Subsidiary with all applicable Antitrust Laws, the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any filing with or notification of, nor any permit, authorization, consent or approval of, any Governmental Authority or any other Person, other than such filings under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement or where the failure to make such filings or obtain such permits, authorizations, consents or approvals would not, individually or in the aggregate, prevent or materially delay, or reasonably be expected to prevent or materially delay, the ability of Stockholder to perform any of its obligations under this Agreement.

5.3           Title to Company Stock; Full Disclosure. Stockholder Owns, free and clear of any Lien (other than Liens that would not adversely affect in any material respect the ability of Stockholder to perform Stockholder’s obligations hereunder), the Subject Securities set forth opposite Stockholder’s name on Exhibit A to this Agreement. Except as set forth in Exhibit A hereto, neither Stockholder nor any of its Affiliates hold or have any Ownership interest in any other Company Stock, Company Equity Award, or any other security convertible into or exercisable for any equity securities of the Company.

5.4           No Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder or any of Stockholder’s properties or assets that would reasonably be expected to impair the ability of Stockholder to perform Stockholder’s obligations hereunder.

5.5           Merger Agreement. Stockholder and its Representatives have reviewed and understand the terms of this Agreement and the Merger Agreement, and Stockholder has had the opportunity to consult with Stockholder’s counsel in connection with this Agreement.

5.6           Voting Power. Stockholder has full voting power with respect to all the Subject Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all the Subject Securities. None of the Subject Securities are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder.

5.7           Reliance. Stockholder understands and acknowledges that Parent and Merger Subsidiary are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

SECTION 6.    COVENANTS OF STOCKHOLDER

6.1           Stockholder Information; Disclosure. Stockholder hereby consents to and authorizes the publication and disclosure by Parent, Merger Subsidiary and the Company (including in the Company’s proxy statements or any other publicly filed documents relating to the Merger or the transactions contemplated hereby) of: (a) Stockholder’s identity; (b) Stockholder’s Ownership of the Subject Securities; and (c) the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, (including filing this Agreement as an exhibit to any publicly filed documents relating to the Merger or the transactions contemplated hereby), and any other information that Parent, Merger Subsidiary or the Company determines to be necessary in any SEC disclosure document in connection with the Merger or the transactions contemplated hereby. Stockholder further agrees, as promptly as practicable, to notify Parent, Merger Subsidiary and the Company of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document. Stockholder will use its reasonable best efforts to furnish all information concerning Stockholder and its Affiliates to Parent and the Company that is reasonably necessary for the preparation and filing of the Proxy Statement, and will otherwise reasonably assist and cooperate with Parent and the Company in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments thereto received from the SEC. If applicable and to the extent required under Applicable Law, Stockholder shall promptly and in accordance with Applicable Law amend its Schedule 13G or Schedule 13D filed with the SEC to disclose this Agreement and shall use its reasonable best efforts to provide Parent and the Company with advance notice of all such amendments and an opportunity to review all such amendments and will consider in good faith any reasonable comments thereon made by Parent and the Company.

6.2           Further Assurances. From time to time and without additional consideration, Stockholder shall (at Parent’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, consents and other instruments, and shall (at Parent’s sole expense) take such further actions as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

6.3           Stop Transfer Order; Legends. Stockholder hereby agrees that it will not request that the Company register the Transfer of any certificated or uncertificated interest representing any of the Subject Securities, unless such Transfer is made in compliance with this Agreement. In furtherance of this Agreement, concurrently herewith, Stockholder shall, and hereby does, authorize Parent to direct the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities (and that this Agreement places limits on the voting and Transfer of such shares). The parties hereto agree that such stop transfer order shall be removed and shall be of no further force and effect upon the Expiration Date.

6.4           Public Announcement. Stockholder shall not, and shall cause its Representatives not to, directly or indirectly, issue any press release, public announcement or make any other public statement or communication with respect to the transactions contemplated by this Agreement or the Merger Agreement without the prior written consent of Parent and the Company, except as may be required by Applicable Law (including any filings required under Sections 13(d) and 16 of the Exchange Act), provided that, to the extent feasible, Stockholder shall notify Parent in advance of any public statement it intends to make without Parent approval because disclosure is required by Applicable Law.

6.5           Waiver of Certain Actions. Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in, any class action with respect to any Proceeding or claim, derivative or otherwise, against Parent, Merger Subsidiary, the Company or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any Proceeding or claim seeking to enjoin or delay the Expiration Date or the Closing) or (b) alleging a breach of any duty of the Company’s Board of Directors in connection with the negotiation of or entry into the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

6.6           No Solicitation.

(a)            Stockholder hereby covenants not to, and shall not authorize or permit its Affiliates or Representatives to, directly or indirectly, take any action that the Company would be prohibited from taking under Section 6.3 of the Merger Agreement. If and to the extent the Company is required to do so under Section 6.3(f) of the Merger Agreement, Stockholder shall, and shall cause its Affiliates and Representatives to, cease immediately and cause to be terminated any solicitation, discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal.

(b)            During the Support Period, Stockholder hereby covenants to, and shall cause its Affiliates or Representatives to, notify Parent of any Acquisition Proposal, any request for non-public information, any discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, and status of any Acquisition Proposal, including any significant modifications thereto that the Company would be obligated to notify the Parent of under Section 6.3(d) of the Merger Agreement.

(c)            Notwithstanding the foregoing, Stockholder shall not be required to notify Parent of any discussions or negotiations to the extent the Company has notified Parent thereof.

SECTION 7.    MISCELLANEOUS

7.1           Adjustments. In the event that, between the date of this Agreement and the Effective Time, (a) the outstanding Company Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or (b) Stockholder shall become the Beneficial Owner of any additional Company Stock, then the terms of this Agreement shall apply to the Company Stock held by Stockholder immediately following the effectiveness of the events described in the aforementioned clause (a) or Stockholder becoming the Beneficial Owner thereof as described in the aforementioned clause (b), as though, in either case, they were Subject Securities hereunder. In the event that Stockholder shall become the Beneficial Owner of any other equity securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 3 hereof, then the terms of Section 3 hereof shall apply to such other securities as though they were Subject Securities hereunder.

7.2           Expenses. Except as provided in Sections 3.2 and 6.2 hereof, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

7.3           Notices. All notices, requests, claims, demands, and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as the sender can show (i) that the notice was properly addressed and sent by email, and (ii) the sender did not receive any email system notification that the email could not be delivered) and shall be given:

if to Stockholder:

at the address set forth on the signature page hereof;

if to Parent or Merger Subsidiary (or following the Effective Time, the Company):

Fair Holdings, Inc.
[***]
[***]
Attention:	Scott Painter
Leopold Visser
Email:	[***]

with a copy to (which copy shall not constitute notice):

Perkins Coie LLP
1301 Second Ave
Seattle, WA 98101
Attention:	Troy Foster
Gina Eiben
E-mail:	TroyFoster@perkinscoie.com
GEiben@perkinscoie.com

if to the Company (prior to the Effective Time):

TrueCar, Inc.
225 Santa Monica Blvd.
12th Floor
Santa Monica, CA 90401
Attention:	Jantoon Reigersman
Jeff Swart
E-mail:	[***]

with a copy to (which copy shall not constitute notice):

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
Attention:	Justin R. Howard
Rebecca R. Valentino
E-mail:	justin.howard@alston.com
rebecca.valentino@alston.com

or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. Pacific time on a Business Day. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day.

7.4           Notification of Certain Matters. During the Support Period Stockholder shall promptly deliver to Parent written notice upon becoming aware of (a) any injunction, writ or Order of any nature issued and directing that the transactions provided for herein not be consummated as herein provided or (b) any Proceeding pending or threatened with respect to the transactions contemplated hereby, in each such case if and only to the extent that such injunction, writ, Order or Proceeding would cause any of the conditions set forth in ARTICLE 9 of the Merger Agreement not to be satisfied at such time.

7.5           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.6           Entire Agreement; Counterparts. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any such counterpart, to the extent delivered by .pdf, .tif, ..gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

7.7           Assignment; Binding Effect. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign all or a portion of its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their Affiliates; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Subsidiary. Any purported assignment in violation of this Agreement is void. The parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other parties hereto in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder.

7.8           Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

7.9           Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)            This Agreement, and all Proceedings (whether in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of any jurisdictions that would cause the application of the laws of any jurisdiction other than the State of Delaware. All Proceedings (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement or the transactions contemplated hereby shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, if the Chancery Court declines jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), and the parties irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom), in any such Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties agree that service of any court paper may be made in any manner as may be provided under Applicable Law or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(b)            The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that any breach of this Agreement would not be adequately compensated by monetary damages, and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without proof of actual damages or inadequacy of legal remedy and without bond or other security being required, in addition to any other remedy to which they are entitled at law or in equity. The pursuit of specific enforcement by any party hereto will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such party may be entitled at any time.

(c)            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.10         Amendments and Waivers. Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, that no amendments or waivers shall be made to or under, as applicable, Section 1, Section 4.1, Section 6.1, Section 6.4, Section 6.5, Section 7.11 or Section 7.12 hereof without the prior written consent of the Company. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

7.11         Termination. This Agreement and all rights and obligations of the parties hereunder shall automatically terminate, and no party shall have any rights or obligations hereunder, and this Agreement shall be revoked, become null and void on and have no further effect as of the Expiration Date; provided, that the provisions set forth in Section 4.1, Section 6.5 and Section 7.12 shall survive the Expiration Date and termination of this Agreement. Nothing in this Section 7.11 shall relieve any party from any liability for any Willful Breach of this Agreement occurring prior to the termination of this Agreement and the provisions of this Section 7 (other than Section 7.1) shall survive any termination of this Agreement. For the avoidance of doubt, the representations and warranties herein shall not survive the termination of this Agreement.

7.12         Directors and Officers. Stockholder signs this Agreement solely in Stockholder’s capacity as a stockholder of the Company, and not in Stockholder’s capacity as a director, officer or employee of the Company. Nothing in this Agreement shall be construed to prohibit Stockholder or any of Stockholder’s Representatives who is an officer or member of the Company’s Board of Directors from taking any action (or failure to act) in his or her capacity as an officer or member of the Company’s Board of Directors or from taking any action with respect to any Acquisition Proposal solely in his or her capacity as such an officer or director or in the exercise of his or her fiduciary duties in his or her capacity as director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

7.13         Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute or Applicable Law shall be deemed to refer to such statute or Applicable Law as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law and rules and regulations promulgated under such statute or law. The word “shall” shall be construed to have the same meaning and effect of the word “will.” The phrase “to the extent” shall mean the degree to which, and such phrase shall not mean simply “if.” Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. References to any period of days shall be deemed to be the relevant number of calendar days, unless otherwise specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall not be required to be done or taken on such day but on the first succeeding Business Day thereafter.

7.14         No Ownership Interest. All rights, Ownership and economic benefits of and relating to the Subject Securities at a given time shall remain vested in and belong to Stockholder as of such time, and neither Parent nor Merger Subsidiary shall have any authority to exercise any power or authority to direct Stockholder in the voting of any of the Subject Securities, except as otherwise specifically provided herein.

7.15         No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

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In Witness Whereof, each of Parent, Merger Subsidiary, Stockholder and the Company has caused this Voting and Support Agreement to be executed as of the date first written above.

Fair Holdings, Inc.

By:
Name:
Title:

Rapid Merger Subsidiary, Inc.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

In Witness Whereof, each of Parent, Merger Subsidiary, Stockholder and Company has caused this Voting and Support Agreement to be executed as of the date first written above.

Stockholder

Signature

Printed Name

Address:

Email:

[Signature Page to Voting and Support Agreement]

In Witness Whereof, each of Parent, Merger Subsidiary, Stockholder and the Company has caused this Voting and Support Agreement to be executed as of the date first written above.

TrueCar, Inc.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Exhibit A

Subject Securities and Company Options

Stockholder: ___________________________	Total Number of Subject Securities (by type)
Company Stock Owned as of October 14, 2025
Company Options Owned as of October 14, 2025
Company RSUs Owned as of October 14, 2025
Company PSUs Owned as of October 14, 2025